United States
                    Securities and Exchange Commission
                           Washington, DC 20549

                                FORM 10Q SB

          [X] QUARTERLY REPORT UNDER SECTION 13 OR 15 (d) OF THE
                    SECURITIES AND EXCHANGE ACT OF 1934

              For the quarterly period ended October 31, 2003

         [ ] TRANSITION REPORT UNDER SECTION  13 OR 15 (d) OF THE
                               EXCHANGE ACT

                          Commission file Number

                           HUDSON VENTURES INC.
      Exact name of small business issuer as specified in its charter

 Nevada                                          88-1066675
(State or other jurisdiction of                I.R.S. Employer
incorporation or organization)          Identification Number

            444 EAST COLUMBIA STREET NEW WESTMINSTER BC CANADA
                   (Address of principal executive office)

                              (604) 522-2104
                         Issuer's telephone number


                                    NA
   (Former name, former address and former fiscal year, if changed since last report)


             APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY
                  PROCEEDINGS DURING THE PAST FIVE YEARS

   Check whether the registrant filed all documents and reports required To be filed by Section 12, 13 or 15 (d) of the Exchange Act after the distribution of Securities under a plan confirmed by a court.
                             Yes ____  No _X___

                   APPLICABLE ONLY TO CORPORATE ISSUERS
      State the number of shares outstanding of each of the Issuer's common equity as of the last practicable date: 3,087,000 common shares shares

  Transitional Small Business Disclosure Format (check one)  Yes ___No X




                                  PART I

                           FINANCIAL INFORMATION

Item 1.       Financial Statements.

FOR THE PERIOD ENDING OCTOBER 31, 2003



















                           HUDSON VENTURES INC.
                      (An Exploration Stage Company)


                       INTERIM FINANCIAL STATEMENTS


                             OCTOBER 31, 2003
                                (Unaudited)
                         (Stated in U.S. Dollars)

                           HUDSON VENTURES INC.
                      (An Exploration Stage Company)

                           INTERIM BALANCE SHEET
                                (Unaudited)
                         (Stated in U.S. Dollars)



                                              OCTOBER 31   JULY 31
                                                 2003        2003
                                            ----------------------
ASSETS

   Current
   Cash                                       $ 9,684   $ 17,805
                                             =====================
   LIABILITIES

   Current
   Accounts payable and accrued liabilities     $ 800    $ 1,000
                                             ---------------------
   STOCKHOLDERS' EQUITY

   Share Capital
   Authorized:
   100,000,000 common shares, par value
$0.001 per share
   10,000,000 preferred shares, par value
$0.001 per share

   Issued and outstanding:
   3,087,000 common shares                      3,087     3,087

   Additional paid-in capital                  52,013    52,013

   Deficit Accumulated During The             (46,216)   (38,295)
Exploration Stage                             ------------------
                                                8,884     16,805
                                              ------------------
                                              $ 9,684   $ 17,805
                                              ==================

                           HUDSON VENTURES INC.
                      (An Exploration Stage Company)

                         INTERIM STATEMENT OF LOSS
                                (Unaudited)
                         (Stated in U.S. Dollars)



                                                       CUMULATIVE
                                                      PERIOD FROM
                                                        DATE OF
                                                       INCEPTION
                                                      NOVEMBER 30
                                         THREE          2001 TO
                                     MONTHS ENDED
                                      OCTOBER 31      OCTOBER 31
                                    2003      2002       2003
                                ---------------------------------
   Expenses
Consulting fees                  $ 1,500    $ 2,000    $ 11,700
Filing fees                        -          -          2,500
Office and sundry                  736        378        1,764
Professional fees                  5,685      1,275      9,745
Management fees                    -          -          4,100
Mineral property exploration       -          -          5,000
expenditures
Mineral     property      option   -          -          11,407
payments (Note 4)                ------------------------------

   Net Loss For The Period       $ 7,921    $ 3,653    $ 46,216
                                 ==============================

   Basic And Diluted Loss Per    $ (0.01)   $ (0.01)
Share                            ==================


Weighted Average Number Of
Shares Outstanding             3,087,000  3,087,000

                           HUDSON VENTURES INC.
                      (An Exploration Stage Company)

                      INTERIM STATEMENT OF CASH FLOWS
                                (Unaudited)
                         (Stated in U.S. Dollars)



                                                       CUMULATIVE
                                                      PERIOD FROM
                                                        DATE OF
                                                       INCEPTION
                                                      NOVEMBER 30
                                          THREE         2001 TO
                                       MONTHS ENDED
                                        OCTOBER 31    OCTOBER 31
                                      2003     2002      2003

   Cash Flows From Operating
Activities
Net loss for the period              $ (7,921)$(3,653)$(46,216)


Adjustments To Reconcile Net Loss To
Net Cash Used By Operating Activities
Accounts payable and accrued             (200)  1,410      800
liabilities                           --------------------------
                                       (8,121) (2,243) (45,416)
                                      --------------------------

   Cash Flows From Financing
Activity
   Share capital issued                -        -       55,100
                                      --------------------------
   Increase (Decrease) In Cash         (8,121) (2,243)   9,684
                                      --------------------------

   Cash, Beginning Of Period           17,805  28,181     -
                                      --------------------------

   Cash, End Of Period                $ 9,684 $25,938  $ 9,684
                                      ==========================

                           HUDSON VENTURES INC.
                      (An Exploration Stage Company)

                 INTERIM STATEMENT OF STOCKHOLDERS' EQUITY

                             OCTOBER 31, 2003
                                (Unaudited)
                         (Stated in U.S. Dollars)



                                               DEFICIT
                          COMMON SHARES       ACCUMULATED
                    -------------------------
                                   ADDITIONAL  DURING THE
                                     PAID-IN   EXPLORATION
                    SHARES   AMOUNT  CAPITAL    STAGE      TOTAL
                   -----------------------------------------------
Opening balance,
 November 30, 2001     -      $ -     $ -        $ -        $ -

December 2001 -
Shares issued for   1,500,000 1,500     -          -        1,500
cash at $0.001

January 2002 -
Shares issued for   1,510,000 1,510  13,590        -       15,100
cash at $0.01

July 2002 - Shares
issued for cash at  77,000     77    38,423        -       38,500
$0.50

Net loss for the    -          -       -        (25,419)  (25,419)
period              ---------------------------------------------

Balance, July 31,   3,087,000 3,087  52,013     (25,419)   29,681
2002

Net loss for the    -          -       -        (12,876)  (12,876)
year               ----------------------------------------------

Balance, July 31,   3,087,000 3,087  52,013     (38,295)   16,805
2003

Net loss for the    -          -       -        (7,921)    (7,921)
period              ---------------------------------------------

Balance, October    3,087,000$3,087 $ 52,013 $ (46,216)   $ 8,884
31, 2003            =============================================

                           HUDSON VENTURES INC.
                      (An Exploration Stage Company)

                   NOTES TO INTERIM FINANCIAL STATEMENTS

                             OCTOBER 31, 2003
                                (Unaudited)
                         (Stated in U.S. Dollars)



1.BASIS OF PRESENTATION

The unaudited interim financial statements as of October 31, 2003 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the July 31, 2003 audited financial statements and notes thereto.


2.   NATURE OF OPERATIONS

  a)   Organization

The Company was incorporated in the State of Nevada, U.S.A., on November
30, 2001.

  b)   Exploration Stage Activities

     The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

  c)Going Concern

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

     As shown in the accompanying financial statements, the Company has incurred a net loss of $46,216 for the period from November 30, 2001 (inception) to October 31, 2003, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                           HUDSON VENTURES INC.
                      (An Exploration Stage Company)

                   NOTES TO INTERIM FINANCIAL STATEMENTS

                             OCTOBER 31, 2003
                                (Unaudited)
                         (Stated in U.S. Dollars)



3.SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

  a)Mineral Property Option Payments and Exploration Costs

     The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

  b)Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

  c)Income Taxes

     The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not realized, a valuation allowance is recognized.

  d)Loss Per Share

     Loss per share is based on the weighted average number of common shares outstanding during the period plus common share equivalents, such as options, warrants and certain convertible securities. This method requires primary earnings per share to be computed as if the common share equivalents were exercised at the beginning of the period or at the date of issue, and as if the funds obtained thereby were used to purchase common shares of the Company at its average market value during the period.
















                           HUDSON VENTURES INC.
                      (An Exploration Stage Company)

                   NOTES TO INTERIM FINANCIAL STATEMENTS

                             OCTOBER 31, 2003
                                (Unaudited)
                         (Stated in U.S. Dollars)



4.MINERAL PROPERTY INTEREST

The Company has entered into two option agreements, dated January 21, 2002 and January 22, 2002, and amended December 31, 2002 and June 1, 2003, respectively, to acquire a 90% interest in a total of thirteen mineral claims located in the Whitehorse and Watson Lake Mining Districts in Yukon Territories, Canada.

In order to earn its interests, the Company made cash payments totalling $10,000 on signing and must incur exploration expenditures totalling $220,000 as follows:

Exploration expenditures:

-    $15,000 by December 31, 2003;
-    A further $25,000 by June 30, 2004;
-    A further $180,000 by December 31, 2004.

The properties are subject to a 1% net smelter return royalty.


5.    CONTINGENCY

  Mineral Property

The Company's mineral property interests have been acquired pursuant to option agreements. In order to retain its interest, the Company must satisfy the terms of the option agreements described in Note 4.

 Item 2.       Management's Discussion and Analysis or Plan of Operation.

General Description of Registrant

We have commenced business operations in the mineral property exploration sector. To date, we have commenced exploration activities. We have entered into two mineral property option agreements whereby we may acquire a 90% interest in a total of 13 mineral claims located in the Whitehorse and Watson Lake Mining Districts, Yukon Territory, Canada. We refer to these mineral claims respectively as the Wheaton River Property and the McConnell River Property. These options are exercisable by us completing aggregate exploration expenditures of $195,000 on the Wheaton River Property by December 31, 2003 and $25,000 on the McConnell River Property by June 30, 2003. On June 1, 2003, for the sum of $1000 Cdn., Glen Macdonald agreed to amend the term of the option for the McConnell River property by extending the by which we must complete the aggregate exploration expenditures on the McConnell River property until June 30, 2004. To date, $5,000 has been expended toward the Wheaton River Property. Our corporate activities to date have mainly been of an organizational nature including the acquisition of our two options and the preparatory work in conjunction with filing this registration statement.

Our objective is to conduct mineral exploration activities on the Wheaton River Property and the McConnell River Property in order to assess whether these claims possess commercially viable mineralization of gold and/or silver. There can be no assurance that a commercially viable deposit exists on either property until sufficient and appropriate geological work, including economic feasibility has been performed. Our proposed exploration program is designed to search for commercially exploitable deposits.

We were incorporated on November 30, 2001 under the laws of the state of Nevada. Our principal offices are located at 444 East Columbia Street, New Westminster, British Columbia, Canada.



Narrative Description of Business

We have commenced operations as a exploration stage company. We plan to ultimately engage in the acquisition and exploration of mineral properties and exploit mineral deposits demonstrating economic feasibility. We have entered into two mineral property option agreements whereby we may acquire a 90% interest in a total of 13 mineral claims located in the Yukon Territory, Canada. These claims are respectively referred to as the Wheaton River Property and the McConnell River Property. In the Yukon Quartz Mining Act, a mineral claim is defined as "a plot of ground staked out and acquired under the provisions of the Act.."

Our mineral claims interests are described below under the headings "Wheaton River Property Option Agreement" and "McConnell River Property Option Agreement". Our plan of operation is to carry out exploration work on the Wheaton River and McConnell River Properties in order to ascertain whether these claims possess commercially exploitable quantities of gold and/or silver. There can be no assurance that a commercially exploitable mineral deposit, or reserve, exists on the Wheaton River or McConnell River Properties until appropriate exploratory work is done and an economic evaluation based on such work concludes there is economic feasibility.

Economic evaluation to determine economic feasibility will only occur if a defined body of ore is proven on one of our properties. If warranted, we will hire an engineering firm specializing in the economic evaluation process.

The first phases of the exploration programs on both the Wheaton River Property and the McConnell River Property will be conducted by one or more qualified geologists and their staff and will be paid according to industry scale. At present, we have not engaged the services of any geologist to perform the recommended exploration programs.


Liquidity and Capital Resources

The Company is operational but remains in the exploration stage and, since inception, has experienced no significant change in liquidity or capital resources or stockholders' equity other than the receipt of net cash proceeds of $52,013.00, from the sale of common shares. Consequently, the Company's balance sheet for the three month period ended October 31, 2003 reflects current assets of $9,684.00 at October 31, 2003 in the form of cash, and total assets of $9,684.00.

The Company will carry out its plan of operations as discussed above. The Company cannot predict to what extent its liquidity and capital resources will be diminished prior to securing additional financing that management believes to be necessary to fully explore the company's mining interests .

PART II

OTHER INFORMATION

Item 1.        Legal Proceedings

     None

Item 2.        Changes in Securities

     None

Item 3.        Defaults Upon Senior Securities

     Not Applicable

Item 4.        Submission of Matters to a Vote of Securities Holders

     None

Item 6.        Exhibits and Reports on Form 8K

None




99.1  Certification Pursuant to 8U



SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HUDSON VENTURES INC.


     Dated: November 19,2003            /S/ Dana Neill Upton
                                   Dana Neill Upton., President,
                                  Secretary, Treasurer and Director